                           LONE STAR INDUSTRIES, INC.                EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In Thousands Except Per Share Amounts)

                                                                                           Successor Company

                                                                 For the             For the             For the Nine
                                                                Year Ended          Year Ended           Months Ended
                                                             December 31, 1996   December 31, 1995    December 31, 1994
                                                             -----------------   -----------------    -----------------
PER SHARE OF COMMON STOCK - PRIMARY
Income (loss) before cumulative effect of
  changes in accounting principles                                $54,160               $35,762             $29,333
  Less:  Provisions for preferred dividends (4)                        --                    --                  --
                                                                  -------               -------             -------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                       54,160                35,762              29,333
Cumulative effect of changes in accounting principles,
  net of taxes (3)                                                     --                    --                  --
Net interest expense reduction (1)                                  1,032                 2,334               2,094
                                                                  -------               -------             -------
Net income (loss) applicable to common stock                      $55,192               $38,096             $31,427
                                                                  =======               =======             =======
Weighted average shares outstanding during period (5)              11,290                11,990              12,000
  Options and warrants in excess of 20% limit (1)                   2,442                 2,347               2,132
                                                                  -------               -------             -------
Weighted average shares outstanding during period (5)              13,732                14,337              14,132
                                                                  =======               =======             =======
Income (loss) per common share:
  Income (loss) before cumulative effect of
    changes in accounting principles                              $  4.02               $  2.66             $  2.22
  Cumulative effect of changes in accounting principles                --                    --                  --
                                                                  -------               -------             -------
      Net income (loss)                                           $  4.02               $  2.66             $  2.22
                                                                  =======               =======             =======

PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION
Income (loss) before cumulative effect of
  changes in accounting principles                                $54,160               $35,762             $29,333
    Plus: Net interest expense reduction (1)                          346                 1,848               2,008
                                                                  -------               -------             -------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                       54,506                37,610              31,341
Cumulative effect of changes in accounting principles,
  net of taxes                                                         --                    --                  --
                                                                  -------               -------             -------
Net income (loss) applicable to common stock                      $54,506               $37,610             $31,341
                                                                  =======               =======             =======

Common shares outstanding at beginning of period
Weighted average shares outstanding during period                  11,290                11,990              12,000
Conversion of $13.50 preferred shares
   outstanding at beginning of period                                  --                    --                  --
Conversion of $4.50 preferred shares
   outstanding at beginning of period                                  --                    --                  --
Stock options and warrants in excess of 20% limit (1)               2,442                 2,347               2,132
Common shares issued from treasury stock                               --                    --                  --
                                                                  -------               -------             -------
Fully diluted shares outstanding(6)                                13,732                14,337              14,132
                                                                  =======               =======             =======
Income (loss) per common share assuming full dilution:
  Income (loss) before cumulative effect of
  changes in accounting principles                                $  3.97               $  2.62             $  2.22
 Cumulative effect of changes in accounting principles                 --                    --                  --
                                                                  -------               -------             -------
  Net income (loss)                                               $  3.97               $  2.62             $  2.22
                                                                  =======               =======             =======

                                                                                         Predecessor Company

                                                                For the Three      For the Year Ended December 31,
                                                                 Months Ended      -------------------------------
                                                                March 31, 1994         1993              1992
                                                                --------------        --------        ---------
PER SHARE OF COMMON STOCK - PRIMARY
Income (loss) before cumulative effect of
  changes in accounting principles                                 $(23,118)          $(35,258)       $ (45,428)
  Less:  Provisions for preferred dividends (4)                       1,278              5,112            5,113
                                                                   --------           --------        ---------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                        (24,396)           (40,370)         (50,541)
Cumulative effect of changes in accounting principles,
  net of taxes (3)                                                       --               (782)        (118,914)
Net interest expense reduction (1)                                       --                 --               --
                                                                   --------           --------        ---------
Net income (loss) applicable to common stock                       $(24,396)          $(41,152)       $(169,455)
                                                                   ========           ========        =========
Weighted average shares outstanding during period (5)                 n/m               16,644           16,641
  Options and warrants in excess of 20% limit (1)                        --                 --               --
                                                                   --------           --------        ---------
Weighted average shares outstanding during period (5)                 n/m               16,644           16,641
                                                                   ========           ========        =========
Income (loss) per common share:
  Income (loss) before cumulative effect of
    changes in accounting principles                                  n/m  (2)        $  (2.42)       $   (3.03)
  Cumulative effect of changes in accounting principles                  --              (0.05)           (7.15)
                                                                   --------           --------        ---------
      Net income (loss)                                               n/m  (2)        $  (2.47)       $  (10.18)
                                                                   ========           ========        =========

PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION
Income (loss) before cumulative effect of
  changes in accounting principles                                 $(23,118)          $(35,258)       $ (45,428)
    Plus: Net interest expense reduction (1)                             --                 --               --
                                                                   --------           --------        ---------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                        (23,118)           (35,258)         (45,428)
Cumulative effect of changes in accounting principles,
  net of taxes                                                           --               (782)        (118,914)
                                                                   --------           --------        ---------
Net income (loss) applicable to common stock                       $(23,118)          $(36,040)       $(164,342)
                                                                   ========           ========        =========

Common shares outstanding at beginning of period                      n/m               16,644           16,621
Weighted average shares outstanding during period
Conversion of $13.50 preferred shares
   outstanding at beginning of period                                 n/m                  955              955
Conversion of $4.50 preferred shares
   outstanding at beginning of period                                 n/m                   45               46
Stock options and warrants in excess of 20% limit (1)                 n/m                   --               --
Common shares issued from treasury stock                              n/m                   --               22
                                                                   --------           --------        ---------
Fully diluted shares outstanding(6)                                   n/m  (2)          17,644           17,644
                                                                   ========           ========        =========
Income (loss) per common share assuming full dilution:
  Income (loss) before cumulative effect of
  changes in accounting principles                                    n/m             $  (2.00)       $   (2.57)
 Cumulative effect of changes in accounting principles                   --              (0.04)           (6.74)
                                                                   --------           --------        ---------
  Net income (loss)                                                   n/m  (2)        $  (2.04)       $   (9.31)
                                                                   ========           ========        =========

(1) Due to the fact that the company's aggregate number of common stock equivalents is in excess of 20% of its outstanding common stock, primary and fully diluted earnings per share have been calculated using the modified treasury stock method for the years ended December 31, 1996 and 1995 and the nine months ended December 31, 1994.
(2) Earnings per share for the three months ended March 31, 1994 are not meaningful due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock. Earnings per share amounts for the successor company are not comparable to those of the predecessor company.
(3) In 1992, the company adopted Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1992. In the first quarter of 1993, Kosmos Cement Company, one of the company's joint ventures, adopted SFAS No. 106.
(4) Provisions for preferred dividends are computed on an accrual basis and, therefore, may differ from preferred dividends declared. Due to the Chapter 11 proceedings, the company stopped accruing for preferred stock dividends as of September 15, 1990. However, the full year's amount of dividends are included for this calculation.
(5) Common stock options are not reflected in primary earnings per share computations for the years ended December 31, 1993 and 1992 because their effect is not significant.
(6) The computation of fully diluted earnings per share submitted herein is in accordance with Regulation S-K item 601 (b) (11) although it is contrary to Paragraph 40 of APB Opinion No. 15 because it produces anti-dilutive results for the two years ended December 31, 1993 and 1992.